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                                                                    Exhibit 23.3


[Letterhead of Berman Hopkins Wright & LaHam]


Gilat Satellite Networks Ltd.
21 Yegia Kapayim Street
Daniv Park, Kiryat Arye
Petah Tikva 49130
Israel

We consent to the incorporation by reference in the Registration on Form F-4 (No. 333-71422) of our report dated February 12, 2001, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in Gilat's Annual Report on Form 20-F/A for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in the Registration Statements.

January 9, 2002
Melbourne, Florida

/s/ Berman Hopkins Wright & LaHam, CPA's, LLP